1 SIBANYE-STILLWATER RECOVERY POLICY RELATING TO THE CLAWBACK OF COMPENSATION AWARDED ERRONEOUSLY AS A RESULT OF AN ACCOUNTING RESTATEMENT Approved by the Remuneration Committee on 8 November 2023 TABLE OF CONTENTS 1 Introduction and background ......................................................................................................................1 2 Definitions ........................................................................................................................................................1 3 Applicability ....................................................................................................................................................3 4 Recovery of Erroneously Awarded Compensation ...................................................................................3 5 Impracticality Exception to Recovery Obligation ......................................................................................5 6 Indemnification, Insurance and Disclosure .................................................................................................5 7 Administration and Operation ......................................................................................................................6 8 General ............................................................................................................................................................7 1 Introduction and background 1.1 The Remuneration Committee has adopted this Recovery Policy in accordance with the requirements of Section 303A.14 of the NYSE Listed Company Manual, mandated by Rule 10D-1 of the U.S. Exchange Act. These requirements are applicable to the Company by virtue of its listing on the NYSE. This Recovery Policy will apply to all Incentive-Based Compensation Received by Executive Officers on or after the Effective Date. 1.2 This Recovery Policy is intended to set out the basis for the mandatory recovery of Erroneously Awarded Compensation in the event that the Company is required to prepare a Restatement as described in paragraph 4.1. 1.3 This Recovery Policy may be amended from time to time by the Remuneration Committee pursuant to Applicable Law. Executive Officers will be notified of any significant amendments to this Recovery Policy and how such amendments may impact their remuneration. 2 Definitions 2.1 Applicable Law means any laws, regulations or rules of the U.S. Securities and Exchange Commission, NYSE, any other stock exchange on which the Company’s securities are listed or other regulatory authority applicable to the Group or the Executive Officers. Applicable Law includes Section 304 of the US Sarbanes-Oxley Act of 2002; 2.2 Audit Committee means the Company’s Audit Committee, which is constituted as a committee of the Company’s board; 2.3 Company means Sibanye-Stillwater Limited (Registration Number 2014/243852/06); 2 2.4 Effective Date means 2 October 2023; 2.5 Erroneously Awarded Compensation means Incentive-Based Compensation paid erroneously in the event of a Restatement that is recoverable by the means set out in this Recovery Policy; 2.6 Executive Officer means, for the purposes of this Recovery Policy, any person(s) determined by the Company to constitute “executive officers” as per the definition contained in Section 303A.14(e) of the NYSE Listed Company Manual; 2.7 Financial Reporting Measures means measures that are determined and presented in accordance with International Financial Reporting Standards (IFRS), or any other accounting principles used in preparing the Group’s financial statements, and any measures that are derived wholly or in part from such measures, including non-IFRS financial measures. The term Financial Reporting Measure includes share price and total shareholder return. Financial Reporting Measures may be presented outside the Company’s financial statements; 2.8 Group means the Company and its subsidiaries; 2.9 Incentive-Based Compensation means any remuneration that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure as determined by the Remuneration Committee. Incentive-Based Compensation is based in part upon the attainment of a Financial Reporting Measure if such remuneration is subject to multiple conditions one or more, but not all, of which are Financial Reporting Measures; 2.10 NYSE means the New York Stock Exchange; 2.11 Received means, in terms of Incentive-Based Compensation, that such remuneration is deemed to be received in the financial period during which the relevant Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of the Incentive-Based Compensation occurs after the end of that period. For the avoidance of doubt, an Executive Officer receives the Incentive-Based Compensation even when the Executive Officer has established only a contingent right to payment at that time. Ministerial acts or other conditions necessary to effect issuance or payment, such as calculating the amount earned or obtaining Remuneration Committee approval of payment do not affect the determination of the date Received. In the case of awards subject to multiple conditions, not all conditions must be satisfied for the Incentive- Based Compensation to be deemed Received. The Remuneration Committee shall have the discretion to determine when the Incentive-Based Compensation was Received, and such determination need not be uniform across the type of Incentive-Based Compensation or for all Executive Officers; 2.12 Recovery Period means the period of three full financial years preceding the date on which the Company is required to prepare a Restatement, and any transition period that results from a change in the Company’s financial year within or immediately following such period; 2.13 Recovery Policy means this policy; 2.14 Remuneration Committee means the Company’s Remuneration Committee, which is constituted as a committee of the Company’s board; 3 2.15 Restatement means an accounting restatement the Company is required to prepare due to the material non-compliance of the Company with any financial reporting requirement under Applicable Law; 2.16 U.S. Exchange Act means the United States Securities Exchange Act of 1934. 3 Applicability 3.1 This Recovery Policy applies to the Executive Officers. 3.2 This Recovery Policy applies to all Incentive-Based Compensation Received by an Executive Officer: 3.2.1 after beginning service as an Executive Officer; 3.2.2 who served as an Executive Officer at any time during the performance period for that Incentive-based Compensation; 3.2.3 while the Company has a class of securities listed on the NYSE, another national securities exchange or a national securities association in the United States; and 3.2.4 during the Recovery Period. provided that this Recovery Policy shall only apply to remuneration Received on or after the Effective Date. 3.3 For the avoidance of doubt, this Recovery Policy continues to apply to an Executive Officer following any termination of their office or employment. 3.4 This Recovery Policy will be notified to Executive Officers through any means determined by the Remuneration Committee. A copy of this Recovery Policy will be made available to Executive Officers through any means determined by the Remuneration Committee. 4 Recovery of Erroneously Awarded Compensation 4.1 Trigger for recovery 4.1.1 Recovery of Erroneously Awarded Compensation is triggered by the requirement to prepare a Restatement, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. 4.1.2 For avoidance of doubt, the obligation to apply this Recovery Policy is not dependent on if or when the restated financial statements are filed. 4.1.3 Whether a Restatement has occurred for the purposes of this Recovery Policy shall be confirmed by the Remuneration Committee, which shall rely on any decision in this respect of the Audit Committee. 4.2 Determination of the relevant Recovery Period 4 4.2.1 The applicable Recovery Period comprises the three full financial years of the Company preceding the restatement date and any transition period that results from a change in the Company’s financial year within or immediately following such period. 4.2.2 For purposes of determining the relevant Recovery Period, the restatement date is the earlier to occur of: (i) the date the Company’s Board or a sub-committee thereof, or the officer or officers of the Company authorized to take such action if board action is not required, concludes, or reasonably should have concluded, that an accounting restatement as described in paragraph 4.1 is required; or (ii) the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement. 4.3 Amount of Incentive-Based Compensation to be recovered 4.3.1 The Erroneously Awarded Compensation that will be recovered is the amount of Incentive-Based Compensation Received by an Executive Officer in the Recovery Period that exceeds the amount of Incentive-Based Compensation that otherwise would have been Received by the Executive Officer had it been calculated based on the restated amounts, computed without regard to any taxes/duties/contributions/levies paid or payable. 4.3.2 The Erroneously Awarded Compensation that will be recovered shall not exceed the differential between the amount of Incentive-Based Compensation paid to an Executive Officer in connection with a Restatement and the amount of Incentive- Based Compensation that would have been paid to such Executive Officer had the Restatement not occurred (in each case without regard to any taxes/duties/contributions/levies paid or payable). 4.3.3 For Incentive-based Compensation based on share price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in a Restatement: (i) the amount must be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive-based Compensation was received; and (ii) the Company will maintain documentation of the determination of the reasonable estimate referred to in paragraph (i) above and provide such documentation to the NYSE. 4.3.4 Where Incentive-Based Compensation is based only in part on the achievement of a Financial Reporting Measure performance goal, the Remuneration Committee shall first determine the portion of the original Incentive-Based Compensation based on or derived from the Financial Reporting Measure that was restated. The Remuneration Committee shall then recalculate the affected portion based on the Financial Reporting Measure as restated and recover the difference between the greater

5 amount based on the original financial statements and the lesser amount that would have been received based on the Restatement. 5 Impracticality Exception to Recovery Obligation 5.1 The Company must recover Erroneously Awarded Compensation in compliance with this Recovery Policy except to the extent that the conditions set out in paragraphs 5.2.1, 5.2.2 or 5.2.3 below are met and the Remuneration Committee determines, in its sole discretion, that recovery would be impracticable. 5.2 The Remuneration Committee may determine that a recovery is impracticable only if: 5.2.1 following a reasonable attempt to recover the Erroneously Awarded Compensation, the Remuneration Committee determines, in its sole discretion, that the direct expense that would need to be paid to a third party to assist in enforcing the policy would exceed the amount to be recovered. The Company must document such reasonable attempts to recover and provide that documentation to the NYSE; 5.2.2 recovery would violate a law of the Republic of South Africa where such law was adopted prior to 28 November 2022. Before conclusion in this regard is reached, the Company must obtain an opinion of South African counsel, acceptable to the NYSE, that recovery would result in such a violation, and must provide such opinion to the NYSE; or 5.2.3 if applicable, recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the registrant, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. 5.3 In determining whether a recovery would be impracticable due to costs in accordance with 5.2.1 above, the only criteria that the Remuneration Committee may consider is whether the direct costs, such as reasonable legal expense and consulting fees, amongst others, paid to a third party to assist in enforcing recovery would exceed the Recoverable Amount. Indirect costs, such as reputational concerns or the effect on hiring of new Executive Officers, amongst others, may not be considered when determining whether recovery is impracticable. 6 Indemnification, Insurance and Disclosure 6.1 The Company is prohibited from insuring or indemnifying any Executive Officer (present or former) against the loss of Erroneously Awarded Compensation. If an Executive Officer purchases a third-party insurance policy to fund potential recovery obligations, the Company is prohibited from paying or reimbursing the Executive Officer for premiums for such an insurance policy. 6.2 The Company will file all disclosures with respect to this Recovery Policy in accordance with the requirements of Applicable Law, including the disclosure of certain information in its 6 annual report on Form 20-F. In the event of a Restatement, this information shall include, without limitation: 6.2.1 the date on which the Company was required to prepare the relevant Restatement; 6.2.2 the aggregate amount of Erroneously Awarded Compensation including an analysis of how it was calculated, or if not determined, an explanation of the reasons; 6.2.3 any estimates used to determine the Erroneously Awarded Compensation for Financial Reporting Measures related to share price or total shareholder return and an explanation of the methodology used for such estimates; and 6.2.4 any required details of Erroneously Awarded Compensation that remain outstanding and for which recovery has been forgone due to impracticability and the reasons why, for the relevant annual report on Form 20-F and otherwise pursuant to the requirements of any other annual report or statement it is obligated to prepare and file under the U.S. Exchange Act. 6.3 This Recovery Policy shall be filed as an exhibit to the first annual report on Form 20-F that the Company is required to file under the U.S. Exchange Act after the adoption of this Recovery Policy. If this Recovery Policy is amended, the amended policy shall be filed as an exhibit to the first annual report on Form 20-F that the Company is required to file under the U.S. Exchange Act after such amendment. 7 Administration and Operation 7.1 The Remuneration Committee has the exclusive power and full and final authority to: (i) administer this Recovery Policy, including, without limitation, the right and power to interpret the provisions of this Recovery Policy; (ii) make all determinations deemed necessary or advisable in applying this Recovery Policy (which in every case shall be made at the Remuneration Committee’s absolute discretion, without this being limited by references in certain clauses but not others to a discretion being absolute), including, without limitation, determinations as to: (a) what constitutes Incentive-Based Compensation, Erroneously Awarded Compensation or other remuneration; (b) confirming that a Restatement has occurred; and (c) whether a recovery is impracticable; and (iii) delegate any power or discretion under this Recovery Policy to such person or persons as it may determine (and in which case this Recovery Policy shall be applied accordingly). The Remuneration Committee may delegate ministerial administrative duties with respect to this Recovery Policy to one or more officers or employees of the Company. 7.2 Any action, interpretation or determination taken or made by the Remuneration Committee pursuant to this Recovery Policy will be final, conclusive and binding. 7.3 From and after the adoption of this Recovery Policy, each award agreement or other document setting forth the terms and conditions of any annual incentive or other 7 performance-based award granted to an Executive Officer shall include a provision incorporating the requirements of this Recovery Policy. 7.4 Any right of recovery under this Recovery Policy applies in addition to (and without limiting) any other remedies and/or rights to reduce, cancel or recover any elements of remuneration (or similar) that may be available to any member of the Group pursuant to any remuneration policy (including any further malus and clawback policies) operated by any member of the Group, the terms of any incentive plans or awards operated by any member of the Group, any employment agreement, any other terms and conditions and/or Applicable Law applicable to any Executive Officer, in each case from time to time in force, and/or pursuant to any other legal remedies available to any member of the Group. Recovery (or similar) may be applied pursuant to both this Recovery Policy and any such other policies, plans, awards, agreements, terms, conditions, Applicable Laws or similar in respect of the same award of remuneration, provided that there shall be no duplication of recovery. 8 General 8.1 Any provision in this Recovery Policy can apply even if the Executive Officer was not responsible for the Restatement in question or if it took place before the grant and/or vesting/release of any remuneration which is subject to recovery. 8.2 The means of recovery can be different for different Executive Officers in relation to the same or different events depending on the particular facts and circumstances of the Executive Officer and their remuneration. 8.3 An Executive Officer will not be entitled to any remuneration or compensation from the Group in respect of any application of this Recovery Policy. 8.4 The remedy specified in this Recovery Policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Company or a member of the Group. 8.5 The terms of this Recovery Policy shall apply regardless of any agreement, undertaking or suggestion (or similar), whether or not contractual, that any remuneration shall not be subject to recovery. 8.6 The invalidity or unenforceability of any provision of this Recovery Policy shall not affect the validity or enforceability of any other provision. 8.7 South African law governs this Recovery Policy and its construction. The South African courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with this Recovery Policy. 8.8 References in this Recovery Policy to the phrase “including” (or similar) shall not limit or prejudice the generality of the following words (without this being limited by such references in some clauses but not others).